SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 7, 2016

Date of Report (date of earliest event reported)

CELLYNX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-27147	95-4705831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1111 Brickell Ave. 11th Floor

Miami, FL 33131

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 913-7151

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 6th, 2016, Mr. John G. M. Ainsworth II (“Mr. Ainsworth”), the CEO and Director of Cellynx Group, Inc. (the “Company”), resigned. No disagreements existed between the Company and Mr. Ainsworth upon his resignation.

On April 7th, 2016 by vote of a majority of the outstanding shares of the Company, Mr. Georgios Katsanos (“Mr. Katsanos”) was appointed the sole director of the Company. Also on April 7th, 2016 Mr. Katsanos was appointed the Chief Executive Officer of the Company.

Mr. Katsanos has worked with and advised privately-owned and public companies in the US, Europe and developing markets since the early 1990s. In 2014 and 2015, Mr. Katsanos taught at the University of Toledo in the College of Business and Innovation. In the three years prior to his academic work, Mr. Katsanos worked as a consultant in Europe, advising a German manufacturing firm and a private equity group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8th, 2016	CELLYNX GROUP INC

	By:	/s/ Georgios Katsanos
Georgios Katsanos CEO and Director

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